                                                                  Exhibit (p)(2)

                                  U.S. TRUST

                              INVESTMENT ADVISER
                                CODE OF ETHICS



                                                            June 19, 2001

                                                                                                              Page
I.    INTRODUCTION...........................................................................................   1

II.   DEFINITIONS............................................................................................   2

III.  RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES.........................................................   5

      A   General Policy.....................................................................................   5
      B   Pre-Clearance of Personal Securities Transactions..................................................   5
      C   Prohibition against Acquiring Securities in an IPO.................................................   5
      D   Restricted Periods for Trading in the Same Security as a Client....................................   5
      E   Restricted Periods Exception.......................................................................   5
      F   Restrictions on Short-Term Trading.................................................................   6
      G   Delivery of Duplicate Trade Confirmations and Investment Account Statements to U.S. Trust..........   6
      H   Prohibition on Service as a Director...............................................................   6
      I   Prohibition on Accepting or Giving Gifts...........................................................   6

IV.   TRANSACTIONS AND HOLDINGS NOT SUBJECT TO THIS CODE.....................................................   6

V.    PROCEDURES.............................................................................................   7

      A   Reporting Requirements.............................................................................   7
      B   Pre-clearance Procedures...........................................................................   7
      C   Special Procedures for Private Placement Securities................................................   9

VI.   OVERSIGHT OF CODE OF ETHICS............................................................................   9

VII.  SANCTIONS..............................................................................................  10

VIII. CONFIDENTIALITY........................................................................................  10

EXHIBIT A.................................................................................................... A-1

EXHIBIT B.................................................................................................... B-1

EXHIBIT C.................................................................................................... C-1

I.   INTRODUCTION

     Rule 17j-1 of the Investment Company Act of 1940 generally requires that every registered investment company, and each investment adviser to and principal underwriter for such investment company, adopt a written code of ethics containing provisions reasonably necessary to prevent its "Access Persons" (as defined below) from engaging in any inappropriate personal investing. The Insider Trading and Securities Fraud Enforcement Act of 1988 requires every investment adviser and registered broker-dealer to develop, implement and enforce policies and procedures to prevent the misuse of material nonpublic information. In addition, Rule 204-2 (a) (12) and (13) under the Investment Advisers Act of 1940, Federal Reserve Regulation H, OCC Reg. 12 CFR 12 and certain other banking regulations require investment advisers and banks, respectively, to maintain records relating to personal trading activity of certain persons for the same purpose. This Code of Ethics is intended to satisfy the requirements of all such applicable laws.

     Rule 17j-1(b) makes it unlawful for any affiliated person of an investment company, or any affiliated person of an investment adviser of an investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" (as defined below) by an investment company:

  .  To employ any device, scheme or artifice to defraud an investment company;

  . To engage in any act, practice, or course of business which operates or would operate as a fraud order upon an investment company;

  . To engage in any manipulative practice with respect to an investment company; and

  . To make any untrue statement of a material fact to an investment company or omit to state a material fact necessary in order to make the statements made to the investment company, in light of the circumstances under which they are made, not misleading.

     In addition, all employees owe the fiduciary clients of U.S. Trust/1/ a duty of undivided loyalty that bars them from engaging in any activity which may give rise to a potential or apparent conflict of interest between the employee or U.S. Trust and its clients. Thus, each Access Person (as defined below) must:



  .  Place U.S. Trust client interests ahead of their personal interests;
  . Avoid conflicts of interest and the appearance of any conflict with client trades; and
  . Conduct personal trades in a manner which does not interfere with client's portfolio transactions or otherwise take unfair or inappropriate advantage of their relationship with clients.

     Every Access Person (as defined below) must adhere to these general fiduciary principles, and comply with the specific provisions and procedures of this Code of Ethics. Structuring transactions to achieve mere technical compliance with the terms of the Code of Ethics and the related procedures will not shield any Access Person (as defined below) from

_________________

/1/   For this purpose, "U.S. Trust" includes U.S. Trust Corporation and its subsidiaries.

liability for personal trading or other conduct that violates a fiduciary duty to the collective investment funds, registered investment companies or other U.S. Trust clients.

     Because of the nature of our business, you may from time to time be exposed to material, non-public information and other non-public proprietary information. Federal securities laws prohibit your use of such information and every Access Person (as defined below) is prohibited from purchasing or selling securities when in possession of such non-public information regarding the security. See Section I "Confidentiality and Trading in Securities" in the U. S. Trust Business Ethics Policy for additional guidance.

This Code applies to every "Access Person," as that term is defined below.

II.  DEFINITIONS

     A. "Access Person" means any director or officer of a Registered Investment Adviser (as defined below) or any advisory person of a Fund or U.S. Trust client. An "advisory person" includes:

            (i) Any employee or personnel of a Registered Investment Adviser (or an employee of U.S. Trust or any other entity or affiliate controlled by, under common control with or who controls a Registered Investment Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or U.S. Trust client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities, or whose functions or duties relate to the determination of which recommendation will be made to a Fund or U.S. Trust client; and

            (ii) Any person (a) in a control relationship to a Fund or a Registered Investment Adviser, (b) any affiliated person of such controlling person, or (c) any affiliated person of such affiliated person who obtains information concerning recommendations made to a Fund or U.S. Trust client with regard to the purchase or sale of a security by a Fund or U.S. Trust client.

     B. "Beneficial Interest" or "Beneficial Ownership" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in equity securities. For example, securities owned or held by the following individuals and entities are considered to be beneficially owned or held by the Access Person, and therefore are subject to the requirements of this Code of
Ethics:

            1.    a member of an Access Person's immediate family;

            2. a person who lives in an Access Person's household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;

            3. a relative whose financial affairs an Access Person "controls", whether by contract, arrangement, understanding or by convention (such as a relative he or she traditionally advises with regard to investment choices, invests for or otherwise assists financially);

            4. an investment account (as defined below) or trust account (other than one maintained at U.S. Trust in the Access Person's capacity as a U.S. Trust employee) over which an Access Person has investment control or discretion;

            5. a trust or other arrangement that names an Access Person as a beneficiary; and

            6. a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or employee, or in which he owns 10% or more of the stock, a "controlling" interest as generally defined by securities laws, or over which he exercises effective control.

     C. The term "Code" refers to the U.S. Trust Investment Adviser Code of Ethics.

     D. "Confidential Information" means any material, non-public information, including non-public proprietary information.

     E.   "Exempt Security" means:

            1.  Direct obligations of the United States Government;

            2. Shares issued by open-ended investment companies (commonly known as mutual funds);

            3. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

            4. Securities purchased or sold in any account over which an Access Person has no direct or indirect influence or control (i.e., blind trust,
                                                       ---
discretionary account or trust managed by a third party); and

            5. Securities acquired as part of an automatic dividend reinvestment plan (commonly referred to as "DRIPs").

     F. "First Tier Access Person" is an Access Person who serves as (1) a Portfolio Manager responsible for managing a Fund; (2) a Research Analyst in the U.S. Trust Research Department; (3) a U.S. Trust equity securities trader (both domestic and foreign); (4) member of the National Operating Committee; (5) a U.S. Trust fixed income securities trader; (6) a member of the Corporate Compliance Division who is involved in the pre-clearance process; and (7) those other individuals who have been designated by their U.S. Trust Division Managers as individuals who are directly involved in management of the firm's Funds.

     G. "First Tier Restricted Period" means with respect to a security traded by a U.S. Trust client or Fund, the seven (7) calendar days before and after such trade.

     H. "Fund" means a registered or unregistered investment company or business development company client of U.S. Trust, including common and collective funds.

     I. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

     J. "Initial Public Offering ("IPO")" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     K.   "Investment Account" means any account:

            1. which contains securities in which an Access Person holds a Beneficial Interest, regardless of whether the account is managed by an independent third party or self-directed; or

            2. on which an Access Person or a member of his or her immediate family is named in the title of the account; or

            3. for which an Access Person acts as Guardian, Trustee, Custodian, etc., (other than those maintained at U.S. Trust in the Access Person's capacity as a U.S. Trust employee); or

            4. over which an Access Person exercises control, either directly (e.g., by Power of Attorney) or indirectly (e.g., as an adviser).

Note: A comprehensive list of all Access Persons will be compiled and maintained by the Corporate Compliance Division in consultation with those persons who supervise such employees.

     L. "Investment Account Records" means any trade confirmations for any securities transactions and monthly brokerage statements.

     M. "Private Placement Securities" means securities that are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

     N. "Registered Investment Adviser" means any subsidiary or division of any subsidiary of U.S. Trust Corporation that is registered under the Investment Advisers Act of 1940.

     O. "Restricted Period" means the First Tier and Second Tier Restricted Periods.

     P. "Second Tier Access Person" is any Access Person other than a First Tier Access Person.

     Q. "Second Tier Restricted Period" means with respect to a security traded by a U.S. Trust client or Fund, the three (3) calendar days before and after such trade.

     R. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by a Fund, or (2) is being or has been considered by the Fund or U.S. Trust, as the

Fund's investment adviser, for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into, any security that is held or to be acquired by a Fund.

III. RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES

     A.   General Policy.  No Access Person shall engage in any act, practice or
          --------------
course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

     B.   Pre-Clearance of Personal Securities Transactions.  Pursuant to the
          -------------------------------------------------
procedures described in Section V(B), no Access Person shall buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediately family without obtaining pre-clearance.

            1. Duration of Pre-clearance Approval. Pre-clearance approval terminates at the end of the business day on which the approval is given.

            2. Pre-clearance does not protect wrongdoing. Compliance with this Pre-clearance requirement is separate from and in addition to the Access Person's duty to refrain from trading during a Restricted Period or to obtain prior approval to purchase securities offered in a private placement and in an initial public offering. Even if an Access Person has pre-cleared a transaction in a security subject to this Code, each such Access Person acknowledges that the transaction may be subject to further review by the Corporate Compliance Division if the transaction is ultimately determined to have been made during a Restricted Period.

            3. Options. When trading options, the Access Person must pre-clear the underlying security and the option before entering an option contract.

     C.   Prohibition against Acquiring Securities in an IPO. Access Persons are
          --------------------------------------------------
prohibited from acquiring any Beneficial Interest in any security offered in an IPO. However, exceptions may be allowed when (1) the investment relates to securities of the employer of a spouse offered to all employees at the spouse's level, or (2) for the demutualization of insurance companies, banks or savings and loans. Note: Regardless of whether an exception is allowed, all Access Persons must report and pre-clear all transactions in IPOs, and the Access Person would be required to provide appropriate documentation supporting the exception.

     D.   Restricted Periods for Trading in the Same Security as a Client.
          ---------------------------------------------------------------
Except as provided in Section III E.1 below, Access Persons are prohibited from directly or indirectly trading in a security on a day during which a U.S. Trust client or Fund has a pending "buy" or "sell" order in the same security until such order is executed or withdrawn. In addition, each First Tier Access Person is prohibited from buying or selling a security during the First Tier Restricted Period. Each Second Tier Access Person is prohibited from buying or selling a security during the Second Tier Restricted Period.

     E.   Restricted Periods Exception. While directly or indirectly trading in
          ----------------------------
a security during a Restricted Period is generally not permitted, there may be some circumstances where the Corporate Compliance Division may determine that such an investment may be permitted.

Pre-clearing approval will generally be granted and the trade will generally not be deemed to be a violation of the applicable Restricted Period if:

          1. U.S. Trust's aggregate trades on any day during the applicable Restricted Period do not exceed 5% of the prior six (6) months average daily trading volume for the security involved and the Access Person has no knowledge the security is being considered for purchase or sale by, or is actually being purchased or sold for, a U.S. Trust client or Fund.

          2. The transaction involves fixed income securities with a $50,000 principal amount or less if, at the time of the transaction, the Access Person has no knowledge that the security was being considered for purchase or sale by, or was actually being purchased or sold for a U.S. Trust client or Fund.

     F. Restrictions on Short-Term Trading. No Access Person shall be permitted
        ----------------------------------
to retain a profit made on any security sold within sixty (60) calendar days of a transaction in which the Access Person obtained a Beneficial Interest in that same security.

     G. Delivery of Duplicate Trade Confirmations and Investment Account
        ----------------------------------------------------------------
Statements to U.S. Trust.
------------------------

          1. Every Access Person must disclose all Beneficial Interests in securities held in any existing Investment Account or otherwise to the Corporate Compliance Division. The Access Person shall be responsible for directing the appropriate broker(s) to supply the Corporate Compliance Division with duplicate copies of his or her Investment Account Records. Transactions reported on the Investment Account Records will be reviewed and compared against the transactions of U.S. Trust's clients, including any Funds. The Investment Account Records allow U.S. Trust to verify compliance with this Code.

          2. Receipt of duplicate confirmations shall operate as fulfillment of the employee's quarterly reporting obligation under Section IV(A) of this Code.

          3. Each Access Person must promptly notify the Corporate Compliance Division when an Investment Account is opened, closed or moved. Note: It is the responsibility of each Access Person, as well as his or her supervisor to ensure that timely trading information is received by the Corporate Compliance Division.

     H. Prohibition on Service as a Director.  Each Access Person is prohibited
        ------------------------------------
from serving on the board of directors of any publicly traded company absent prior approval from a member of the National Operating Committee. Approval will be based upon a determination that board service would be consistent with the U.S. Trust's interests in servicing its clients. This restriction does not apply to service on the board of any not-for-profit organization.

     I. Prohibition on Accepting or Giving Gifts.  For limitations on accepting
        ----------------------------------------
or receiving gifts, see the U.S. Trust Business Ethics Policy.

IV.  TRANSACTIONS AND HOLDINGS NOT SUBJECT TO THIS CODE

     The purchase and sale of an Exempt Security by Access Persons is not subject to the pre-clearance, or any other restrictions or prohibitions, of this Code. However, Exempt Securities constituting mutual fund shares and securities held in a discretionary account that is managed by U.S. Trust must be disclosed on the Quarterly Securities Transaction and Annual Holdings Reports.

V.   PROCEDURES

     A.   Reporting Requirements. In order to provide U.S. Trust with
          ----------------------
information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

            1. Initial Holdings Report: Within ten (10) days after a person becomes an Access Person, such person shall submit to the Corporate Compliance Division a completed Initial Holdings Report in the form attached hereto as Exhibit A that lists all securities other than Exempt Securities in which such Access Person has a Beneficial Interest.

            2. Quarterly Reporting Requirements: Within ten (10) days of the end of each calendar quarter, each Access Person shall submit a Quarterly Securities Transaction Report to the Corporate Compliance Division in the form attached hereto as Exhibit B, showing all transactions in securities other than Exempt Securities in which the person has, or by reason of such transaction acquires, any Beneficial Interest, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the Beneficial Interest of the Access Person. An Access person need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph 2 is contained in the Investment Account Records provided to U.S. Trust.

            3. Annual Holdings Report: Within thirty (30) days after the end of the calendar year, each Access Person shall submit to the Corporate Compliance Division an Annual Holdings Report attached hereto as Exhibit C. The Annual Holdings Report must list all securities other than Exempt Securities in which the Access Person has a Beneficial Interest, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any Investment Accounts maintained with any broker, dealer or bank.

            4. Accuracy of Information: U.S. Trust periodically may request an Access Person to affirm the accuracy of the information previously supplied pursuant to Rule 17j-1's periodic reporting requirements. In addition, each Access Person must immediately notify the Corporation Compliance Division of any changes occurring after the submission of the required periodic reports, including the opening, closing or moving of an Investment Account. Access Person should not wait until the filing of a Quarterly Securities Transactions Report to notify U.S. Trust of any changes.

     B.   Pre-clearance Procedures.
          ------------------------

            1. To receive pre-clearance for a securities transaction, the Access Person should forward a Personal Trading Request Form ("PTR"), which is available on the U.S. Trust intranet, to his or her supervisor. Note: If your immediate supervisor, or his or her designee, is unavailable, you should obtain approval from the next level ("One-up"). Approval should not be requested from a subordinate.

            2.     The following information must be completed on each PTR:

               Name:
               Social Security Number:
               Investment  Acct. Number:
               Investment Acct. Name:
               Broker:
               Date:
               Requested Security Name:
               Ticker Symbol:
               Buy (B) or Sale (S):
               No. of Shares:
               Market (M)/Limit (L) order

          Access Person completion of a PTR also contains the following certification:

          "I am acknowledging with this form that I am not aware of any planned trades for U.S. Trust client accounts in this issue and I do not have inside information relating to this issue."

          3. If appropriate, the supervisor will sign the PTR, which signifies approval of the trade. Supervisory approval denotes that to the best of the supervisor's knowledge, after making reasonable inquiry, the Access Person's proposed trade is not based upon Confidential Information relating to a proposed trade or pending trading activity by a client or Fund advised by U.S. Trust.

          4. Upon supervisory approval, the PTR will be automatically forwarded to the U.S. Trust Equity Trading Desk. Equity Trading Desk approval denotes that there is no significant, anticipated or pending trading activity in the issue for which the Access Person is requesting trading approval. (Note: significant equity trading activity is generally defined as U. S. Trust collectively trading greater than 5% of the prior 6 months average daily trading volume of any issue.) For foreign trading requests, the Equity Trading Desk will check with the Global Investment Division's Trading Desk to ensure there is no significant, anticipated or pending trading activity. The Equity Trading Desk will also input the prior six (6) months average daily trading volume for that issue on the PTR.

          5. Upon approval of the Access Person's proposed trade by the Equity Trading Desk, the PTR will be automatically forwarded to the Corporate Compliance Division. The Corporate Compliance Division will ensure that the Access Person has current certifications on file and that the proposed trade is not in violation of the Code's trading restrictions as defined within this Code other than those to be reviewed by the Access Person's supervisor and the Equity Trading Desk.

          6. While pre-approval from an Access Person's supervisor, or his or her designee, is desired, if after one (1) hour supervisory approval is unavailable, post-approval would be acceptable if the trade is approved by the supervisor within two (2) full business days after receipt of pre-clearance approval.

          7. For fixed income security trading requests, Access Persons will need to click the Fixed Income Security space on the PTR. The PTR should be forwarded to the Access

Person's supervisor. The PTR will not require Equity Trading Desk approval. Instead, upon supervisory approval, the PTR will be forwarded to the Corporate Compliance Division which will check with the various Fixed Income Desks throughout the firm to ensure that there is no significant trading activity pending at these desks.

          8. Upon approval by the Corporate Compliance Division, a confirmation will be sent to the originating Access Person. The pre-clearance approval will be effective for only the business day on which approval is given. The Corporate Compliance Division will download the request activity received via PTRs each day and save such information on a shared drive to ensure proper
---
backup.

     C. Special Procedures for Private Placement Securities.
        ---------------------------------------------------

          1. Prior to acquiring a Beneficial Interest in Private Placement Securities, an Access Person must submit a written approval request and obtain written approval from:

                 a)     His or her direct supervisor;

                 b) The designated compliance officer of the Corporate Compliance Division; and

                 c)     A Senior Manager for the Private Equity Division.

          2. An Access Person must also disclose to the individuals referenced above, any Beneficial Ownership of private placement securities if that Access Person plays a material role in U.S. Trust's subsequent investment decision regarding the same issuer. Once this disclosure is made, an independent review of U.S. Trust's investment decision must be made by investment personnel with no personal interest in that particular issuer. This process will accommodate personal investments for Access Persons and provide scrutiny where there is a potential conflict of interest.

VI.  OVERSIGHT OF CODE OF ETHICS

     Investment Account Records will be reviewed on an ongoing basis by the Corporate Compliance Division and compared to transactions entered into by U.S. Trust for its clients and Funds. Any transactions which are identified as being a potential violation of the Code will be reported promptly by the Corporate Compliance Division to the appropriate supervisor.


     Each supervisor shall consider all information available regarding a potential violation of this Code by his or her subordinate, including any information provided to the supervisor by the Corporate Compliance Division. Upon the supervisor's determination that a violation of this Code has occurred, the supervisor shall report the violation to the Corporate Compliance Division and the supervisor may impose such sanctions or remedial actions as he or she deems appropriate, within the sanctions guidelines provided by U.S. Trust, which has been issued by the National Operating Committee.

     Any determination which is made by a supervisor regarding a violation of this Code and any sanction or remedial action imposed by the supervisor is subject to review, amendment or reversal by a committee consisting of U.S. Trust's Chief Investment Officer, Chief Compliance

Officer and Chief Legal Officer, which may meet on their own initiative for that purpose. Note: If the supervisor is also a member of this committee, that supervisor should not be involved in reviewing the sanctions.

VII.   SANCTIONS

       The specific sanctions which shall be imposed pursuant to this Code are described in U.S. Trust's sanctions guidelines, and include among other things disgorgement of any profits obtained as a result of a violation of this Code, suspension or termination of employment with U.S. Trust and the pursuit of civil or criminal penalties.

VIII.  CONFIDENTIALITY

       All Confidential Information collected pursuant to this Code will be treated confidentially except to the extent required to be disclosed by law.

                                   EXHIBIT A

                            Initial Holdings Report


        For the Year/Period Ended______________________________________
                                           (month/day/year)


To:  U.S. Trust

          As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the U.S. Trust's Code of Ethics:


               Title of         Number of        Principal
               Security          Shares           Amount
               --------          ------           ------








          The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:



          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



                                   Signature:________________________


                                   Print Name:_______________________

                                   EXHIBIT B

                    Quarterly Securities Transaction Report

For the Calendar Quarter Ended___________________________________
                                       (month/day/year)

To:  U.S. Trust

     During the quarter referred to above, the following transactions were effect in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of U.S. Trust:

                                                                                                                    Broker/Dealer
                                  Number of         Interest Rate                        Nature of                     or Bank
                                  Shares or         and Maturity         Dollar         Transaction                    Through
    Title of       Date of        Principal           Date (if          Amount of        (Purchase,                      Whom
    Security     Transaction       Amount            applicable)       Transaction      Sale, Other)        Price      Effected
    --------     -----------       ------            -----------       -----------      ------------        -----      --------

          For each Access Person of U.S. Trust, provide the following information with respect to any account established by you during the quarter referred to above in which securities were held during the quarter for your direct or indirect benefit:

          1. The name of the broker, dealer or bank with whom you established the account.

          2.   The date the account was established.

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                                     Signature:________________________

                                     Print Name:_______________________

                                   EXHIBIT C



                             Annual Holdings Report



          Pursuant to the requirements of the Code of Ethics of U.S. Trust (the "Company"), the undersigned hereby certifies as follows:


          1.   I have read the Company's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.

          4. As of December 31, ________, the following transactions were effect in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of U.S. Trust:



                           Number of
                           Shares or      Principal        Broker/Dealer or Bank
       Title of            Principal      Amount of            Through Whom
       Security             Amount       Transaction             Effected
       --------             ------       -----------             --------




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